EXHIBIT 10.22

          Agreement on Termination of Tangible Assets Leasing Agreement

Party A: Liuzhou Construction Machinery General Factory (the "Factory") Party B: Liuzhou OVM Construction Machinery Co., Ltd.

Upon friendly negotiation, both parties hereby reach the following agreement on the termination of the tangible asset leasing agreement:

1. Party A and Party B agree that the (LJ102-4) "Agreement on the Leasing of Land, Buildings and Motor Vehicles" signed by both parties on June 5, 1995 shall be early terminated on March 1, 2000. Party B shall hand over the tangible assets related with such Agreement to Party A on March 1, 2000. If some of the tangible assets that could not be handed over to Party A in time, both parties shall negotiate to extend the period for handing over.

2. As for the (LJ102-1/3) "Agreement on Leasing of Production Plant, Office Building and Equipment" entered into between Party B and Orient Prestress Co., Ltd. ("Orient") on December 5, 1997, the legal formalities of Orient Prestress Co., Ltd. for terminating such Agreement shall be handled by Party A, one of the shareholders of Orient. Shall the legal formalities fail to be completed before February 29, 2000, Party A could, for and on behalf of Orient, negotiate with Party B to find a way to terminate this (LJ102-1/3) Agreement and return the tangible assets.

3. The transition period is from January 1, 2000 to February 29, 2000, during which Party A shall still be responsible for the overall production and management work. While relocating the equipment, Party B shall ensure a good linking in handing over the leased assets specified in above Clauses 1 and 2 to Party A. All the management personnel in production and manufacturing departments who promised to remain to work in Factory shall work under the commanding of Ding Yong Gui, with the assistance and coordination of Wang Liu Ping, secretary of the Communist Party Committee of Factory, so as to ensure the normal operation of the production commanding system.

4. During this transition period, Party A shall not collect leasing charges on the assets specified in above Clauses 1 and 2. The salaries and other welfare of those persons who promised to remain to work in Factory shall be paid by Party A.

5. During this transition period, for the execution of the contract signed by both parties, Party B guarantees to finish the orders placed with it on the basis of the quantity, delivery time and quality required by Party A according to the normal production cycle evaluated. One third of the inventories as at December 31, 1999 is reserved for Party A at agreed prices, but not restrict to those under special contracts upon presentation of the contracts signed with the customers. It shall be coordinated and arranged through mutual negotiation. The prices are agreed and to be settled with Party A based on 83% of the ex-factory prices of Party B in 1999. In case Party A takes delivery of the products processed and manufactured during the transition period, it shall be on cash-on-delivery basis. The consideration for one third of the inventories as at December 31, 1999 shall be settled through offsetting the current accounts between both parties.

6. Party A and Party B shall comply the above-said clauses strictly. If either party does not abide by the above clauses strictly or even violate these clauses, the relation coordination group of the City Committee of Communist Party and City People's Government shall be responsible for the coordination and arbitration. If either party breaches the Agreement seriously, the



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       breaching party shall bear related responsibilities for its breaching of the agreement.


Party A                                      Party B:
Liuzhou Construction Machinery               Liuzhou OVM Construction Machinery
General Factory                              Co., Ltd.


/s/ Chen Qian                                /s/ Ching Lung Po
-----------------------                      ---------------------------
Chen Qian                                     Ching Lung Po

January 6, 2000



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